UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   June 20, 2014

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600
Houston, Texas	77046
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (832) 615-8600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

Election of William J. Hollis

On June 20, 2014, the Board of Directors of Buckeye GP LLC (“Buckeye GP”), the general partner of Buckeye Partners, L.P. (“Buckeye”), elected William J. Hollis, to be a Senior Vice President of Buckeye GP and Buckeye’s President, Buckeye Services, effective upon commencement of his employment with Buckeye, which is scheduled for July 14, 2014.

Mr. Hollis, 52, has served BP and its affiliates in a wide variety of management and executive roles from 1984 to the present, during which he has gained extensive experience in asset optimization, crude and refined products supply, logistics and trading.  From August 2007 to January 2010, Mr. Hollis served as the Vice President of Marketing Supply for BP’s U.S. operations, and was responsible for managing all of BP’s refined products supply activities in the U.S. From January 2010 to June 2014, Mr. Hollis was the Vice President — Crude and Products Supply for the BP East of Rockies region, during which time he was responsible for all crude and refined products supply activities in that region.

Mr. Hollis’ base salary will be $380,000 per year. He will participate in Buckeye’s annual incentive compensation plan, with a target award for 2014 of 100% of his base salary. Buckeye and Buckeye Pipe Line Services Company intend to enter into a Severance Agreement with Mr. Hollis effective upon the commencement of his employment, which is scheduled for July 14, 2014. The terms of the Severance Agreement are substantially identical to the terms of the form Severance Agreement for Buckeye’s other named executive officers, which was filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to Buckeye Partners, L.P.’s Current Report on Form 8-K on January 20, 2012.  Mr. Hollis will also participate in Buckeye’s 2013 Long-Term Incentive Plan (“LTIP”) and has been granted an initial grant having terms identical to Buckeye’s standard grants as described in Buckeye’s most recent proxy statement filed with the SEC on April 21, 2014 (the “Proxy Statement”).  The LTIP grant will have a value of $400,000 on the date of commencement of his employment, with two-thirds of the grant consisting of performance units and one-third consisting of phantom units.  Finally, Mr. Hollis will be eligible to participate in the other benefit and welfare plans in which Buckeye’s other named executive officers participate, such as the Unit Deferral and Incentive Plan, Retirement and Savings Plan and Benefit Equalization Plan, each as described in the Proxy Statement.  The Compensation Committee of the Board of Directors of Buckeye GP has approved all of the compensation to be awarded to Mr. Hollis, effective upon commencement of his employment.

There is no arrangement or understanding between Mr. Hollis and any other persons pursuant to which Mr. Hollis was elected Senior Vice President of Buckeye GP and Buckeye’s President, Buckeye Services.  There are no relationships between Mr. Hollis and Buckeye GP or Buckeye that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 8.01              Other Events.

On June 25, 2014, the Partnership issued a press release announcing the election of Mr. Hollis.  Attached as Exhibit 99.1 to this Current Report on Form 8-K is a copy of the press release.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                        Press Release of Buckeye Partners, L.P., issued June 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

By:	TODD J. RUSSO
Todd J. Russo
Vice President, General Counsel and
Secretary

Dated: June 25, 2014

Exhibit Index

Exhibit

99.1	Press Release of Buckeye Partners, L.P., issued June 25, 2014